Consulting Agreement

THIS AGREEMENT made as of the 1st day of November, 2005

BETWEEN:

          Texola Energy Corp., a company incorporated under the laws of Nevada having an office at 206 – 475 Howe St. Vancouver, BC, V6C 2B3, Canada

          (the company)

AND:

          Jane Clark, An individual who resides at 32 – 590 17th St, West Vancouver, BC, V7V 3S7, Canada

          (the consultant)

WHEREAS the company has offered to engage the services of the consultant to provide consulting services to the company and the consultant had agreed to provide such services on the terms and subjects to the conditions set out in this agreement;

NOW THEREFOR THIS AGREEMENT WITNESSES that in consideration of the premises and mutual agreements contained herein the parties hereto agree as follows:

(1) Consultant’s Duties

(1.1) The consultant shall provide administrative support to the President acting in the position of Executive Assistance as required.

(1.2) The consultant shall report directly to the president of the company.

(1.3) The Consultant shall disseminate information only as directed by the president of the company, and shall refrain from disseminating any information not expressly authorized by the president.

(2) Consultant’s Remuneration and Expenses

(2.1) The company shall issue the consultant 200,000 stock options at $0.50 per share. The term will be 5 years and the options will vest at 25% each 6 months.

(2.2) The consultant acknowledges that it is being retained by the company as an independent consultant and that it will be solely responsible for reporting all compensation (other than the reimbursement of expenses) to the appropriate governmental authorities and for remitting to such authorities income tax and such other remittances as are required by such authorities.

(3.) Term of Agreement

(3.1) The term of this agreement shall commence on November 1st, 2005, be subject to review and confirmation by the parties on or before February 1st, 2006, unless terminated by either party hereto on 24 hours written notice to the other party.

(4.) Confidentially

(4.1) Subject to subsection 4.2, the consultant shall not, either during the term hereof, or at any time thereafter, to the detriment of the company:

(a) Disclose any information pertaining to the company which the consultant acquires in the course of performing the duties;

(b) Use for the consultant’s own purpose or for any purpose other than that of the company any information which the consultant acquires in the course of performing the duties in relation to the business of the company.

(c) in respect of which the consultant has no obligation under applicable laws to disclose such information.

(5.) General Provisions

          Entire Agreement

(5.1) This agreement constitutes the entire agreement between the parties and supersedes all previous communications, representations and agreements, whether oral or written, between the parties with respect to the subject matter of this agreement.

Amendment

(5.2) This agreement may not be amended except by written agreement by parties hereto.

Enurement

(5.3) This agreement shall enure to the benefit of and be binding upon the company and the consultant and their respective heirs, executors, representatives, administrators, successors and permitted assigns.

Governing Laws

(5.4) This Agreement will be governed by and construed in accordance with the laws of Nevada.

IN WITNESS WHEREOF the company has executed this agreement by its duly authorized officer and consultant has hereunto set his hand and seal as of the date first above written.

The Consultant

/s/ Jane Clark
Signature of Authorized Signatory

Jane Clark, Executive Assistant
Print Name and Position

For Texola Energy Corporation

/s/ Thornton J. Donaldson
Signature of Authorized Signatory

Thornton J. Donaldson, President
Print Name and Position